                                 AMENDMENT NO. 3

                             SUB-CUSTODIAN AGREEMENT
                                      WITH
                               JPMORGAN CHASE BANK


         The Sub-Custodian Agreement with JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank, successor-in-interest by merger to Chase Bank of Texas, N.A., dated September 9, 1994, as amended October 2, 1998, and March 15, 2002 (as amended, the "Agreement"), is hereby amended as follows (terms used herein but not otherwise defined herein have the meaning ascribed them in the Agreement):

         Schedule A to the Agreement is hereby deleted in its entirety and replaced with the following:

         AIM Combination Stock and Bond Funds
         AIM Counselor Series Trust
         AIM Equity Funds
         AIM Floating Rate Fund
         AIM Funds Group
         AIM Growth Series
         AIM International Mutual Funds
         AIM Investment Funds
         AIM Investment Securities Funds
         AIM Sector Funds
         AIM Special Opportunities Funds
         AIM Stock Funds
         AIM Summit Fund
         AIM Variable Insurance Funds

         All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated:    May 1, 2004
      -------------------

                                             JPMORGAN CHASE BANK
                                             (as Subcustodian)

                                             By:      /s/ Kathy Wallace
                                                 -------------------------------

                                             Title:   Vice President
                                                    ----------------------------


                                             STATE STREET BANK AND TRUST COMPANY
                                             (as Custodian)

                                             By:      /s/ James D. Huang
                                                 -------------------------------

                                             Title:   Executive Vice President
                                                    ----------------------------







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                                             AIM INVESTMENT SERVICES, INC.,
                                             f.k.a. A I M Fund Services, Inc.
                                             (as Transfer Agent)

                                             By:    /s/ William J. Galvin, Jr.
                                                 -------------------------------

                                             Title: President
                                                    ----------------------------


                                             THE AIM FUNDS

                                             By:    /s/ Sidney M. Dilgren
                                                 ------------------------------,

                                             on behalf of each series portfolio
                                             of each AIM Investment Company
                                             being added to Schedule A, as set
                                             forth above, for which State Street
                                             Bank and Trust Company serves as
                                             Custodian.

                                             Name:  Sidney M. Dilgren
                                                   -----------------------------

                                             Title: Vice President and Treasurer
                                                    ----------------------------










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